Exhibit (21)



                 Subsidiaries of the Registrant



     The registrant directly or indirectly owns 100 percent of the outstanding voting securities of the following subsidiary companies.

        Name of Company                    Jurisdiction
        ---------------                    ------------
Ennis Business Forms of Kansas,            Kansas
Inc.
Connolly Tool and Machine                  Delaware
Company
Admore, Inc                                Texas
PFC Products, Inc.(1)                      Delaware
Ennis Acquisitions, Inc.                   Nevada
Texas EBF, LP                              Texas
Ennis Sales, LP                            Texas
Ennis Management, LP                       Texas
Adams McClure, LP                          Texas
American Forms I, LP                       Texas
Northstar Computer Forms, Inc.             Minnesota
General Financial Supply, Inc.(2)          Iowa




     (1) A wholly-owned subsidiary of Admore, Inc.
     (2) A wholly-owned subsidiary of Northstar Computer
         Forms, Inc.